                                    Exhibit 21

                               HEXCEL SUBSIDIARIES


                           Hexcel Far East (California)
                         Hexcel International (California)
                          Hexcel Alpha Corp. (Delaware)
                          Hexcel Beta Corp. (Delaware)
                     Hexcel Pottsville Corporation (Delaware)
                       Hexcel Technologies Inc. (Delaware)
                     Hexcel Foreign Sales Corporation (Guam)
                               Hexcel S.A. (Belgium)
                   Hexcel do Brazil Servicos S/C Ltda. (Brazil)
                               Brochier S.A. (France)
                Confection et Diffusion de Stores et Rideaux (France)
                                Hexcel S.A. (France)
                               Salver S.r.l. (Italy)
                         Hexcel Chemical Products Ltd. (U.K.)
                        Hexcel Composite Materials Ltd. (U.K.)
                            Hexcel (U.K.) Limited (U.K.)